UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2014

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2014, Accuride Corporation extended the existing lease for its headquarters property at 7140 Office Circle, Evansville, IN.  The parties to the lease agreement are Viking Properties, LLC, Logan Indiana Properties, LLC and Accuride Corporation.  The term of the extended lease is ten years, commencing January 1, 2015, subject to an early termination option beginning on the thirty sixth month after the term commencement date.  The initial monthly rental amount is $31,166.67 per month.  A copy of the Fifth Addendum to Lease Agreement with Option to Purchase, which implements the renewal, is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Fifth Addendum to Lease Agreement with Option to Purchase, dated September 2, 2014, by and among Viking Properties, LLC, Logan Indiana Properties, LLC and Accuride Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
/s/ STEPHEN A. MARTIN	Dated: September 5, 2014
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Fifth Addendum to Lease Agreement with Option to Purchase, dated September 2, 2014, by and among Viking Properties, LLC, Logan Indiana Properties, LLC and Accuride Corporation.